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                                                                    EXHIBIT 6.2


                         YARC SYSTEMS CORPORATION, INC.

                       1992 NONSTATUTORY STOCK OPTION PLAN

     1. Name and Purpose of the Plan. This Plan document is intended to implement and govern the Nonstatutory Stock Option Plan of Yarc Systems Corporation, Inc., a California corporation (the "Company"). The Plan provides for the granting of options that are not intended to qualify as "Incentive Stock Options" within the meaning of Section 422(b) of the Internal Revenue Code, as amended. The purpose of the Plan is to serve as an incentive to and to encourage stock ownership by certain directors, officers, employees and certain persons rendering services to the Company, so that they may acquire or increase their proprietary interest in the success of the Company, and to encourage them to remain in the Company's service.

     2. Definitions. For purposes of the Plans, the following terms will have the respective meanings indicated:

          (a) "Board" shall mean the Board of Directors of the Company;

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended;

          (c) "Common Stock" shall mean the common stock of the Company;

          (d) "Company" shall mean Yarc Systems Corporation, Inc., a California corporation;

          (e) "Committee" shall mean the committee appointed by the Board in accordance with Paragraph 3(a) of this Plan document, if one is appointed;

          (f) "Eligible Person" shall mean any Employee, director or officer, independent contractor or other person who has, is or will render services to the Company;

          (g) "Employee" shall mean any person, including an officer or director, who is an employee of the Company, any parent, any subsidiary or any successors to any of the foregoing;

          (h) "Non-Statutory Option" shall mean an option which does not qualify as an Incentive Option;

          (i) "Option" shall mean a stock option granted pursuant to the Plan;

          (j) "Option Agreement" shall mean an agreement substantially in the form attached hereto as Exhibit A, or such





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other form or forms as the Board (subject to the terms and conditions of the
Plan) may from time to time approve, evidencing an Option;

          (k) "Option Grant Date" shall mean the date on which an Option is granted by the Board;

          (l) "Optioned Stock" shall mean the Common Stock subject to an Option granted pursuant to the Plan;

          (m) "Optionee" shall mean an Employee or other Eligible Person who receives an Option;

          (n) "Outstanding Option" shall mean any Option which has not yet been exercised in full or has not yet expired by lapse of time;

          (o) "Parent" shall mean a "parent corporation" as defined in Sections 425(e) and (9) of the Code;

          (p) "Plan" shall mean this Yarc Systems Corporation, Inc. 1992 Nonstatutory Stock Option Plan;

          (q) "Predecessor Corporation" shall mean a corporation which is a party to a transaction described in Code Section 425(a) (or which would be so described if a substitution or assumption under such section had been effected) with the Company, a Parent, a Subsidiary or a predecessor corporation of any such corporations.

          (r) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of this Plan document;

          (s) "Stock Purchase Agreement" shall mean an agreement substantially in the form attached hereto as Exhibit B or such other form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which is to be executed as a condition of purchasing Optioned Stock upon exercise of an Option as provided in the Plan; and,

          (t) "Subsidiary" shall mean a subsidiary corporation as defined in Sections 425(f) and (9) of the Code.

     3. Administration of Plan.

          (a) Procedure. The Plan shall be administered by the Board. The Board may appoint a Committee consisting of not less than two (2) members of the Board to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members of the Committee, and thereafter, directly administer the Plan. Any references herein to the Board shall refer to the Committee, if one is appointed, to the extent of






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the Committee's authority.

          (b) Limitations on Members of Board. Members of the Board who are either eligible for options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan; except that no such member shall act in connection with an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to Options of such member.

          (c) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion, to make all determinations necessary or advisable for the administration of the Plan, including without limitation:

               (i) to determine, upon review of relevant information, the then fair market value per share of the Common Stock;

               (ii) to determine the exercise price of the Options to be granted;

               (iii) to determine the Eligible Persons to whom, and the time or times at which, Options shall be granted, and the number of shares of Optioned Stock to be represented by each Option;

               (iv) to prescribe, amend and rescind rules and regulations relating to the Plan;

               (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and to modify or amend each Option (with or without consent of the Optionee, if necessary);

               (vi) to accelerate the exercise date of any Option;

               (vii) to construe and interpret the Plan, the Option Agreements, Stock Purchase Agreements and any other agreements provided for hereunder; and

               (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or to take such other actions as may be necessary or advisable with respect to the Company's rights pursuant to the Option, Stock Purchase Agreement or other agreement approved hereunder.

          (d) Effect of the Board's or Committee's Decision. All decisions, determinations and interpretations of the Board or the Committee shall be final and binding on all Optionees and any other







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proper holders of any Options granted under the Plan.

     4. Stock Subject to the Plan. Subject to the provisions of Section 12 of this Plan document, the maximum aggregate number of shares which may be optioned under this Plan is TWO MILLION (2,000,000) shares of authorized Common Stock. This constitutes an absolute cumulative limitation on the total number of shares that may be optioned under this Plan. All shares to be optioned under the Plan may be either authorized but unissued shares or shares held in the treasury. Shares of Common Stock that (a) are repurchased by the Company after issuance hereunder pursuant to the exercise of an Option or (b) are not purchased by the Optionee prior to the expiration of the applicable Option Period (as described hereinbelow) shall again become available to be covered by Options to be issued hereunder and shall not, as of the effective date of such repurchase or expiration, be counted as having been previously optioned for purposes of the above-described maximum number of shares which may be optioned hereunder.

     5. Eligibility. Options under the Plan may be granted to any Employee, Eligible Person, any Non-Employee director of Company or any Parent or Subsidiary, and any consultant or independent contractors who provide valuable services to the Company (or its Parent or Subsidiary), all as designated by the Board in its discretion. An Optionee who has been granted an Option may, if otherwise eligible, be granted an additional Option or Options. Options may be granted to one or more persons without being granted to other eligible persons, as the Board may deem fit.

     6. Term of the Plan. The Plan shall become effective immediately upon its adoption by the Board and its approval by vote of a majority of the outstanding shares of the Company entitled to vote on the adoption of such Plan. The Plan shall continue in effect until December 31, 1996 unless sooner terminated under Sections 14 or 17 of this Plan document. No Option may be granted under a Plan after its expiration.

     7. Option Period. Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement. Each Option shall expire and all rights thereunder shall end at the expiration of such period (which shall in no event be more than three (3) years) after the Option Grant Date as shall be fixed by the Board, subject in all cases to earlier expiration as provided in Section 10 of this Plan document.

     8. Option Price and Consideration.

          (a) Price. The per share Option price for the Shares to be issued pursuant to an Option granted under either Plan shall be such price as is determined by the Board in its sole discretion.

          (b) Form of Consideration. The form of consideration to







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be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist of cash, promissory notes, a combination thereof, or such other consideration and method of payment for the issuance of Shares as is permitted under applicable law.

     9. Exercise of Option.

          (a) General Terms. Any option granted hereunder shall be exercisable at such times and under such conditions as may be determined by the Board (which conditions may include performance criteria with respect to the Company and/or the Optionee or provisions for vesting over a period of time conditioned upon continued employment and shall include the contemporaneous execution of a Stock Purchase Agreement in a form approved by the Board and as shall be permissible under the terms of the Plan. In all events, in order to exercise an Option hereunder the Optionee shall execute a Stock Purchase Agreement in a form approved by the Board and shall deliver the required (or permitted) exercise consideration to the Company. As a condition to the exercise of an Option, the Board may require the Optionee pursuant to the Option Agreement to agree to restrictions on the sale or other transfer of ownership of the Common Stock acquired by an Optionee or to sell such Shares to the Company upon termination of employment.

          (b) Partial Exercise. An Option may be exercised in accordance with the provisions of either Plan as to all or any portion of the Shares then exercisable under an Option, from time to time during the term of the Option. An Option may not be exercised for a fraction of a Share.

          (c) Time of Exercise. An Option shall be deemed to be exercised when the Company has received at its principal business office: (i) written notice of such exercise in accordance with the terms of the Option Agreement and given by the person entitled to exercise the Option; (ii) full payment for the Shares with respect to which the Option is exercised; (iii) the executed Stock Purchase Agreement if required; and (iv) any other representations or agreements required by the terms of this Plan or the Option Agreement. Full payment may consist of such consideration as is authorized by the Board as provided hereunder.

          (d) No Rights as Shareholder Until Exercise. Until this Option is properly exercised hereunder and the Company receives full payment for the Shares with respect to which the Option is exercised, no right to receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Option is properly exercised and payment in full is received, except as provided in Section 12 of this Plan document.







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          (e) Issuance of Share Certificates. As soon as practicable after any proper exercise of an Option in accordance with the provisions of this Plan document and payment in full for the exercised Shares, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal business office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates representing the Shares of Common Stock as to which the Option has been exercised. The time of issuance and delivery of the certificate(s) representing the Shares of Common Stock may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange and any law or regulation applicable to the issuance and delivery of such Shares.

          (f) Reduction of Shares Upon Exercise. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     10. Termination of Employment.

          (a) General. If an Optionee ceases to be an Employee or Eligible Person then, any Option of the Optionee, whether vested or non-vested, shall terminate as of the date of termination of employment or, in the case of an Eligible Person, the date Optionee ceases to render services on behalf of the Company.

     11. Non-Transferability of Options. The Options and any rights and privileges granted under any Option Agreement are not transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will and the laws of descent and distribution and shall be exercisable during Optionee's lifetime only by Optionee.

     12. Adjustments Upon Changes in Capitalization.

          (a) Reorganizations, Recapitalization, Etc. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend (but only on Common Stock), stock split, reverse stock split or other similar transaction, then an appropriate and proportional adjustment shall be made in
(i) the number and kind of shares of stock covered by each outstanding option,
(ii) the number and kind of shares of stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted (or which have been returned to the Plan upon cancellation of an Option), and (iii) the exercise price per share of stock covered by each such outstanding







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Option. Notwithstanding the foregoing, no adjustment need be made under this paragraph if, upon the advice of counsel, the Board determines that such adjustment may result in federal taxable income to the holders of Options or Common Stock or other classes of the Company's securities.

          (b) Dissolution, Liquidation, Etc. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale (or exchange through merger) of substantially all the property or more than fifty percent (50%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and any Option theretofore granted hereunder shall terminate. Notwithstanding the foregoing, the Board may provide in writing in connection with, or in contemplation of, such transaction for any, all or none of the following alternatives (separately or in combination): (i) for all or a portion of the Options theretofore granted to become immediately exercisable; (ii) for the assumption by the successor corporation of the Options theretofore granted or the substitution by such corporation for such Options of new options covering the stock of the successor corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided.

          (c) No Fractional Shares. No fractional shares of the Common Stock shall be issuable on account of any action under this Paragraph 12, and the aggregate number of shares into which Shares then covered by an Option, when changed as the result of such action, shall be reduced to the largest number of whole Shares resulting from such action. Notwithstanding the foregoing, the Board, in its sole discretion, may determine to issue scrip certificates, in respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

          (d) Binding Effect of Board Determinations. All adjustments under this Paragraph 12 shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

          (e) No Other Adjustments. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to the Plan or any Options.







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     13. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time and from time to time suspend or terminate the Plan. The Board may also amend or revise the Plan from time to time in such respects as the Board may deem advisable.

          (b) Effect of Termination. Except as otherwise provided in Section 12, without the written consent of the Optionee, any such termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been terminated.

     14. Conditions Upon Issuance of Shares. Options granted under the Plan are conditioned upon the Company obtaining any required permit, or exemption from the qualification or registration provisions of any applicable federal and state securities law and other appropriate governmental agencies, authorizing the Company to issue such Options and Optioned Stock upon terms and conditions acceptable to the Company. Shares shall not be issued with respect to an Option granted under either Plan unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Board may require the person exercising such Option to execute an agreement approved by the Board, and may require the person exercising such Option to make any representation and warranty to the Company as may, in the judgment of counsel to the Company, be required under applicable laws or regulations.

     15. Reservation of Shares. During the term of the Plan, the Company will at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. During the term of the Plan, the Company will use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares of its Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency the requisite authorization(s) deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements,







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shall relieve the Company of any liability in respect to the non- issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     16. Taxes, Fees, Expenses and Withholding of Taxes.

          (a) Issue and Transfer Taxes. The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and the issue and transfer of Shares pursuant to the exercise of such Options, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

          (b) Withholding. The grant of Options hereunder and the issuance of Shares of Common Stock pursuant to the exercise of such Options are conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation payable to the Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise of the Option.

     17. Shareholder Approval of the Plan . The Plan and the effectiveness of any Option granted under such Plan shall be subject to approval of the Plan by the holders of the outstanding voting stock of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Any Options granted under the Plan prior to obtaining such shareholder approval of the Plan shall be granted upon the conditions that the Options so granted: (i) shall not be exercisable prior to such approval and (ii) shall become null and void ab initio if such shareholder approval is not obtained.

     18. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to an Optionee shall be delivered personally or addressed to such Optionee at the address given beneath such Optionee's signature on such Optionee's Stock Option Agreement, or at such other address as such Employee (or any transferee) upon the transfer of the Optioned Stock may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Shares purchased upon exercise of an Option to







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provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of such person's direct mailing address.

     19. No Enlargement of Employee Rights. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for or a condition of the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company, its Parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or retire any Employee thereof at any time. No Employee shall have any right to or interest in Options authorized hereunder prior to the grant of such Option to such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

     20. Legends on Certificates.

          (a) Federal Law. Unless an appropriate registration statement is filed pursuant to the Federal Securities Act of 1933, as amended, with respect to the Options and Shares issuable under the Plans, each certificate representing such Options and Shares shall be endorsed on its face with a legend substantially as follows:

          "THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          (b) State Legend. If required by applicable state authorities each certificate representing the Options and Shares issuable under the Plans shall be endorsed on its face with any legends required by such authorities or deemed advisable by counsel for Company.

          (c) Additional Legends. Each certificate representing the Options and Shares issuable under the Plan shall also contain legends as are set forth in any Stock Purchase Agreement or other agreement the execution of which is a condition to the exercise of an Option under this Plan. In addition, each Option Agreement shall be endorsed with a legend substantially as follows:







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          "THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION MAY BE
     TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE
     AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, TO BE ENTERED INTO BETWEEN THE HOLDER OF THIS OPTION AND THE COMPANY AS A CONDITION TO EXERCISE OF THIS OPTION."

     21. Availability of Plan. A copy of the Plan shall be delivered to the Secretary of the Company and shall be shown by him to any eligible person making reasonable inquiry concerning it.

     22. Invalid Provisions. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

     23. Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of California applicable to contracts executed, and to be fully performed, in California, with jurisdiction and venue deemed proper in Ventura County, California.


     IN WITNESS WHEREOF, pursuant to the due authorization and adoption of the Plan by the Board on August 21, 1992, the Company has caused the Plan to be duly executed by its duly authorized officers, effective as of August 21, 1992.



                                            YARC SYSTEMS CORPORATION, INC.,
                                            a California corporation



                                            By: __________________________

                                            Title: _______________________







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THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS
OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION Is NOT REQUIRED.

THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, TO BE ENTERED INTO BETWEEN OPTIONEE AND THE COMPANY AS A CONDITION TO EXERCISE OF THIS OPTION.



                                  NONSTATUTORY
                             STOCK OPTION AGREEMENT


        AGREEMENT made as of the    day of            , 19 _, by and between
YARC SYSTEMS CORPORATION, INC., a California corporation (hereinafter called
"Company"), and                       (hereinafter called "Optionee").

                                    RECITALS


        A. The Board of Directors of the Company has adopted the Company's 1992 NonStatutory Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected key employees (including officers and employee directors) and others (collectively, "Eligible Persons"), who contribute to the financial success of the Company or its parent or subsidiary corporations.

        B. Optionee is an Eligible Person and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

        C. The granted option is not intended to be an incentive stock option ("Incentive Option") within the meaning of Section 422(b) of the Internal Revenue Code, but is rather a non-statutory option.

        NOW, THEREFORE, it is hereby agreed as follows:

        1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, there is hereby granted to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to _______ shares of the Company's Common



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Stock (the "Optioned Shares") from time to time during the option term at the option price of $ _______________ per share.

        2. Plan. The options granted hereunder are in all instances subject to the terms and conditions of the Plan. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall control. Optionee acknowledges receipt of a copy of the Plan and hereby accepts this option subject to all of the terms and conditions of the Plan. Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

        3. Option Term. This option shall have a maximum term of __________(_____) years measured from the Grant Date and shall accordingly expire at the close of business on _______,19 _ (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 6 or 8(a).

        4. Option Nontransferable; Exception. This option shall be neither transferable nor assignable by Optionee, either voluntarily or involuntarily, other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

        5. Conditions Precedent to Exercise. This option shall not be exercisable until such time as the following condition(s) have been satisfied:


Once exercisable, options shall remain so exercisable until the expiration or sooner termination of the option term under Paragraph 6 or Paragraph 8(a) of this Agreement. In no event, however, shall this option be exercisable for any fractional shares.

        6. Accelerated Termination of Option Term. The option term specified in Paragraph 3 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

                (i) Except as otherwise provided in subparagraphs (ii), (iii) or
(iv) below, should Optionee cease to be an Employee of the Company at any time during the option term then, this option shall automatically terminate and cease to be outstanding.

                (ii) Should Optionee die while this option is outstanding, then the executors or administrators of Optionee's estate or Optionee's heirs or legatees (as the case may be) shall have the right to exercise this option for the number of shares (if any) for which the option is exercisable on the date of the



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optionee's death. Such right shall lapse and this option shall cease to be exercisable upon the earlier of (i) three (3) months from the date of the Optionee's death or (ii) the Expiration Date.

                (iii) Should Optionee become permanently disabled and cease by reason thereof to be an Employee of the Company at any time during the option term, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Employee status) during which to exercise this option; provided, however, that in no event shall this option be exercisable at any time after the Expiration Date. Optionee shall be deemed to be permanently disabled if Optionee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than twelve (12) months, unable to perform his/her usual duties for the Company or its Parent or Subsidiary corporations. Upon the expiration of the limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

                (iv) Should Optionee's status as an Employee be terminated for cause (including, but not limited to, any act of dishonesty, willful misconduct, failure to perform material duties, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or should Optionee make or attempt to make any unauthorized use or disclosure of the confidential information or trade secrets of the Company or any parent or subsidiary corporations, then in any such event this option shall terminate and cease to be exercisable immediately upon such termination of Employee status or such unauthorized disclosure or use of confidential or secret information or attempt thereat.

                (v) For purposes of this Paragraph 6 and for all other purposes under this Agreement, if Optionee is an Employee, Optionee shall be deemed to be an Employee of the Company and to continue in the Company's employ for so long as Optionee remains an Employee of the Company or one or more of its parent or subsidiary corporations as such terms are defined in the Plan.
For purposes of this Paragraph 6 and for all other purposes under this Agreement, if Optionee is not an Employee, but is eligible because Optionee is a director, consultant or contractor of Company or a parent or subsidiary corporation, Optionee shall be deemed to be an Eligible Person for so long as Optionee remains a director, consultant or contractor of the Company or one or more of its parent or subsidiary corporations as such terms are defined in the Plan.

        7. Adjustment in Option Shares.

                (a) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration (as set forth in the Plan), then appropriate adjustments will be made to (i) the total number of Optioned Shares subject to this option and (ii) the option price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                (b) If the Company is the surviving entity in any merger or other business combination, then this option, if outstanding under the Plan immediately after such merger or other business combination shall be appropriately adjusted to apply and pertain to the number and class of securities to which Optionee immediately prior to such merger or other business combination would have been entitled to receive in the consummation of such merger or other business combination.

        8. Special Termination of Option.

                (a) In the event of one or more of the following transactions (a "Corporate Transaction"):

                        (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

                        (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company; or

                        (iii) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred, or exchanged through merger, to different holders in a single transaction or a series of related transactions;

then this option shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof. The Company shall provide Optionee with at least thirty (30) days prior written notice of the specified date for the Corporate Transaction. The Company can give no assurance that the options shall be assumed by the successor corporation or its parent company and it may occur that some options outstanding under the Plan will be assumed while these options are terminated.

                (b) In the event of a Corporate Transaction, the Company may, at its option, accelerate the conditions precedent to exercise contained in Section 5 hereof, but shall have no obligation to do so. The Company shall have the right to accelerate other options outstanding under the Plan or any other plan, even if it does not accelerate the options of Optionee hereunder.

                (c) This Agreement shall not in any way affect the right of the Company to make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        9. Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option and paid the option price in accordance with this Agreement.

        10. Manner of Exercising Option.

                (a) In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

                        (i) Execute and deliver to the Secretary of the Company a stock purchase agreement in substantially the form of Exhibit ______ to this Agreement (the "Purchase Agreement");

                        (ii) Pay the aggregate option price for the purchased shares in cash, unless another form of consideration is permitted as described in Exhibit B. if any, attached hereto or by the Board at the time of exercise.

                (b) This option shall be deemed to have been exercised with respect to the number of Optioned Shares specified in the Purchase Agreement at such time as the executed Purchase Agreement for such shares shall have been delivered to the Company and all other conditions of this Section have been fulfilled. Payment of the option price shall immediately become due and shall accompany the Purchase Agreement. As soon thereafter as practical, the Company shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for.

        11. Compliance with Laws and Regulations.

                (a) The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

                (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

        12. Successors and Assigns. Except to the extent otherwise provided in Paragraph 4 or 8(a), the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

        13. Liability of Company.

                (a) If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Section 18 of the Plan.

                (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option without the imposition of requirements unacceptable to the Company in its reasonable discretion shall relieve the Company of any liability with respect to the nonissuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

        14. No Employment Contract. Except to the extent the terms of any written employment contract between the Company and Optionee may expressly provide otherwise, the Company (or any parent or subsidiary corporation of the Company employing Optionee) shall be under no obligation to continue the employment of Optionee for any period of specific duration and may terminate Optionee's status as an Employee at any time, with or without cause.

        15. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

        16. Withholding. Optionee acknowledges that, upon any exercise of this option, the Company shall have the right to require Optionee to pay to the Company an amount equal to the amount the Company is required to withhold as a result of such exercise for federal and state income tax purposes.

        17. Loans or Guarantees. The Company may, in its absolute discretion and without any obligation to do so, assist Optionee in the exercise of this option by (i) authorizing the extension of a loan to Optionee from the Company, (ii) permitting Optionee to pay the option price for the purchased Common Stock in installments over a period of years, or (iii) authorizing a guarantee by the Company of a third party loan to Optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate, the Collateral requirements and terms of repayment) shall be established by the Company in its sole discretion.

        18. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Company with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

        19. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California.

        20. REPURCHASE RIGHTS. OPTIONEE HEREBY AGREES THAT ALL OPTIONED SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE COMPANY AND ITS ASSIGNS TO REPURCHASE SUCH SHARES IN ACCORDANCE WITH THE TERMS AND CONDITIONS SPECIFIED IN THE PURCHASE AGREEMENT.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and Optionee has also executed this Agreement in duplicate, all as of the day and year indicated above.

                                            YARC SYSTEMS CORPORATION, INC.,
                                            a California corporation

                                            By:
                                               ---------------------------------

                                            Title:
                                                  ------------------------------

----------------------------------
OPTIONEE

----------------------------------
[Print Name]

Address:
        --------------------------
        --------------------------
        --------------------------

                                   EXHIBIT B
                        TO NONSTATUTORY STOCK AGREEMENT
                    Other Forms of Acceptable Consideration

[If no forms are listed hereon, cash shall be the only acceptable form of consideration for the exercise of the options.]

                                  EXHIBIT "C"

                            STOCK PURCHASE AGREEMENT

        This Agreement is made as of this ____ day of ___________, 19 ___, by and among Yarc Systems Corporation, Inc., a California corporation ("Corporation"), and ___________________, the holder of a stock option under the
Corporation's 1992 NonStatutory Stock Option Plan ("Optionee"), and        , the
Optionee's spouse.

1.      EXERCISE OF OPTION


        1.1 Exercise. Optionee hereby purchases _______________ shares of Common Stock of the Corporation ("Purchased Shares") pursuant to that certain option ("Option") granted Optionee on ______________, 19 _ ("Grant Date") under the Corporation's NonStatutory Stock Option Plan ("Plan") to purchase up to ___________ shares of the Corporation's Common Stock ("Total Purchasable Shares") at an option price of $ ______________ per share ("Option Price").

        1.2 Payment. Concurrently with the delivery of this Agreement to the Secretary of the Corporation, Optionee shall pay the Option Price for the Purchased Shares in accordance with the provisions of the agreement between the Corporation and Optionee evidencing the Option ("Option Agreement") and shall deliver whatever additional documents may be required by the Option Agreement as a condition for exercise.

2.      INVESTMENT REPRESENTATIONS


        2.1 Investment Intent. Optionee hereby warrants and represents that Optionee is acquiring the Purchased Shares for Optionee's own account and not with a view to their resale or distribution and that Optionee is prepared to hold the Purchased Shares for an indefinite period and has no present intention to sell, distribute or grant any participating interests in the Purchase Shares. Optionee hereby acknowledges the fact that the Purchased Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and that the Corporation is issuing the Purchased Shares to Optionee in reliance on the representations made by Optionee herein.

        2.2 Restricted Securities. Optionee hereby confirms that Optionee has been informed that the Purchased Shares may not be resold or transferred unless the Purchased Shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee hereby acknowledges that Optionee is prepared to hold the Purchased Shares for an indefinite period and that Optionee is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act. Should Rule 144 subsequently become available, Optionee is aware that any sale of the Purchased Shares effected pursuant to the Rule may, depending upon the status of Optionee as an "affiliate" or "non-affiliate" under the Rule, be made only in limited amounts in accordance with the provisions of the Rule, and that in no event may any Purchased Shares be sold pursuant to the Rule until Optionee has held the Purchased Shares for the requisite holding period following payment in cash of the Option Price for the Purchased Shares.

        2.3 Optionee Knowledge. Optionee represents and warrants that he or she has a preexisting business or personal relationship with the officers and directors of the Corporation, that he or she is aware of the business affairs and financial condition of the Corporation and that he or she has such knowledge and experience in business and financial matters with respect to companies in business similar to the Corporation to enable him or her to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. Optionee further represents and warrants that the Corporation has made available to Optionee the opportunity to ask questions and receive answers from the Corporation concerning the terms and conditions of the issuance of the Purchased Shares and that he or she could be reasonably assumed to have the capacity to protect his or her own interests in connection with such investment.

        2.4 Speculative Investment. Optionee represents and warrants that he or she realizes that his or her purchase of the Purchased Shares will be a speculative investment and that he or she is able, without impairing his or her financial condition, to hold the Purchased Shares for an indefinite period of time and to suffer a complete loss of his or her investment. Optionee represents and warrants that he or she is aware and fully understands the implications of the restrictions upon transfer imposed by the Plan and therefore on the Purchased Shares.

        2.5 Disposition of Shares. Optionee hereby agrees that Optionee shall make no disposition of the Purchased Shares (other than a permitted transfer under paragraph 3.1) unless and until:

                (a) Optionee shall have complied with all requirements of this Agreement applicable to the disposition of the Purchased Shares; and

                (b) Optionee shall have provided the Corporation with written assurances, in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act has been taken.

                The Corporation shall not be required (i) to transfer on its books any Purchased Shares which have been sold or transferred in violation of the provisions of this Article 2 or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of this Agreement.

        2.6 Restrictive Legends. In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including legends similar to the following:

                (i) "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a "no action" letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) satisfactory assurances to the Corporation that registration under such Act is not required with respect to such sale or offer."

                (ii)    The legend provided for in paragraph 5.7 hereof.

                (iii)   Any legend required by applicable state securities laws.

        2.7 Stockholder Rights. Until such time as the Corporation actually exercises its repurchase rights under this Agreement, Optionee (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions of Article 3.

3.      TRANSFER RESTRICTIONS


        3.1 Restriction on Transfer. Optionee shall not transfer, assign, encumber or otherwise dispose of any of the Purchased Shares which are subject to the Corporation's Repurchase Right under Article 4. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Purchased Shares made to the Optionee's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Optionee or the Optionee's spouse or issue, (ii) a transfer of title to the Purchased Shares effected pursuant to the Optionee's will or the laws of intestate succession or
(iii) a transfer to the Corporation in pledge as security for any purchase-money indebtedness incurred by the Optionee in connection with the acquisition of the Purchased
Shares.

        3.2 Transferee Obligations. Each person (other than the Corporation) to whom the Purchased Shares are transferred by means of one of the permitted transfers specified in paragraph 3.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing the Corporation's repurchase rights granted hereunder, to the same extent such shares would be so subject if retained by the Optionee.

        3.3 Definition of Owner. For purposes of Articles 4 of this Agreement, the term "Owner" shall include the Optionee and all subsequent holders of the Purchased Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with paragraph 3.1.

4.      REPURCHASE RIGHT

        4.1 Grant. The Corporation is hereby granted the right (the "Repurchase Right"), exercisable at any time during the ninety (90) day period following the date the Optionee ceases for any reason to be a Service Provider to the Corporation or (if later) during the ninety (90) day period following the execution date of this Agreement, to repurchase at the Option Price all or (at the discretion of the Corporation) any portion of the Purchased Shares in which the Optionee has not acquired a vested interest in accordance with the vesting provisions of paragraph 4.3 (such shares to be hereinafter called the "Unvested Shares"). For purposes of this Agreement, the Optionee shall be deemed to be a Service Provider to the Corporation for so long as the Optionee renders periodic services to the Corporation or one or more of its parent or subsidiary corporations as either an employee, nonemployee member of the Board of Directors, or an independent nonemployee consultant.

        4.2 Exercise of the Repurchase Right. The Repurchase Right shall be exercisable by written notice delivered to the Owner of the Unvested Shares prior to the expiration of the applicable ninety (90) day period specified in paragraph 4.1. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. Owner shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Corporation the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. The Corporation shall, concurrently with the receipt of such stock certificates, pay to Owner in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Option Price previously paid for the Unvested Shares which are to be repurchased.

        4.3 Termination of the Repurchase Right.

                (a) The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 4.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Purchased Shares in which the Optionee vests in accordance with the schedule below. Accordingly, provided the Optionee continues to be a Service Provider to the Corporation, the Optionee shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Purchased Shares in accordance with the following provisions:

                        (i) Two (2) years from the date of exercise of the Option and execution of this Stock Purchase Agreement for the Purchased Shares.

                4.5 Fractional Shares. No fractional shares shall be repurchased by the Corporation. Accordingly, should the Repurchase Right extend to a fractional share (in accordance with the vesting computation provisions of paragraph 4.3) at the time the Optionee ceases to be a Service Provider to the Corporation, then such fractional share shall be added to any fractional share in which the Optionee is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

                4.6 Additional Shares or Substituted Securities. In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Corporation's outstanding Common Stock as a class without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares and Total Purchasable Shares for all purposes relating to the Repurchase Right Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation's capital structure; provided, however, that the aggregate purchase price shall remain the same.

                4.7 Special Termination of Repurchase Right.

                        (a) In the event of any of the following transactions (a "Corporate Transaction"):

                (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, or

                (iii) any other corporate reorganization or business combination in which fifty percent (50%) or more of the outstanding voting stock of the Corporation is transferred, or exchanged through merger, to different holders in a single transaction of the Corporation or a series of related transactions, then the Corporation shall have full power and authority to terminate the "Repurchase Right in whole or in part as of the effective date of the Corporation Transaction.

                (b) In the event the Corporation elects not to exercise such discretionary authority, the Repurchase Right shall remain in full force and effect and shall apply to the new capital stock or other property (including money) received in exchange for the Purchased Shares in consummation of such transaction, but only to the extent the Purchased Shares are at the time covered by such right. Appropriate adjustments shall also be made to the price per share payable upon exercise of the Repurchase Right to reflect the effect of such transaction upon the Corporation's, outstanding securities; provided, however, that the aggregate purchase price shall remain the same.

5.      GENERAL PROVISIONS APPLICABLE TO REPURCHASE RIGHT.

        5.1 Assignment. The Corporation may assign its Repurchase Rights under
Article 4 to any person or entity selected by the Corporation's Board of Directors, including (without limitation) one or more shareholders of the Corporation.

        If the assignee of the Repurchase Right is other than a parent or subsidiary corporation of the Corporation, then such assignee must make a cash payment to the Corporation, upon the assignment of the Repurchase Right, in an amount equal to the excess (if any) of the fair market value of the Unvested Shares at the time subject to the Repurchase Right and the aggregate repurchase price payable for such Unvested Shares.

        5.2 Definitions. For purposes of this Agreement, the following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

                (i) Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent corporation of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                (ii) Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        5.3 No Employment Contract. Except to the extent the terms of any written employment or service contract with the Optionee may expressly provide otherwise, the Corporation (or any parent or subsidiary corporation employing Optionee) is under no obligation to continue the Service Provider status of Optionee for any period of specific duration and may terminate the Optionee/s Service Provider status at any time, with or without cause.

        5.4 Notices. Any notice required in connection with (i) the Repurchase Right or (ii) the disposition of any Purchased Shares covered thereby shall be given in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, registered or certified, postage prepaid and addressed to the party, entitled to such notice at the address indicated below such party's signature line on the Agreement or at such other address as such party may designate by 10 days advance written notice under this paragraph 5.4 to all other parties to this Agreement.

        5.5 No Waiver. The failure of the Corporation (or its assignees) in any instance to exercise the Repurchase Rights granted under Article 4, shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Corporation and the Optionee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver or any other or subsequent breach or condition, whether of like or different nature.

        5.6 Cancellation of Shares. If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered to the Corporation pursuant to this Agreement.

        5.7 Legend. All certificates representing the Purchased Shares shall be endorsed with the following legend:

                "THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT, DATED , 19 , BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR ITS ASSIGNEES) WHICH GRANTS THE CORPORATION CERTAIN REPURCHASE RIGHTS UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION'S SHARES OR UPON TERMINATION OF SERVICE WITH THE CORPORATION. THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

6.      MISCELLANEOUS PROVISIONS

        6.1 Optionee Undertaking. Optionee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or the Purchased Shares pursuant to the express provisions of this Agreement.

        6.2 Agreement is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the express terms and provisions of the Plan

        6.3 Governing Law. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        6.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

        6.5 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee and the Optionee's legal representatives, heirs, legatees, distributees, assigns and transfer by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

        6.6 Power of Attorney. Optionee's spouse hereby appoints Optionee his or her true and lawful attorney in fact, for him or her and in his or her name, place and stead, and for his or her use and benefit, to agree to any amendment or modification of this Agreement and to execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Optionee's spouse further gives and grants unto Optionee as his or her attorney in fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as he or she might or could do if personally present, with full power of substitution and revocation, hereby ratifying and confirming all that Optionee shall lawfully do and cause to be done by virtue of this power of attorney.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.



                                            YARC SYSTEMS CORPORATION, INC.
                                            a California corporation



                                            By;
                                               ---------------------------------

                                   Address:
                                            ------------------------------------
                                            ------------------------------------

                                            ------------------------------------
                                            Optionee


                                   Address:
                                            ------------------------------------
                                            ------------------------------------


                                            ------------------------------------
                                            Optionee's Spouse


                                   Address:
                                            ------------------------------------
                                            ------------------------------------



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